Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus Supplements constituting a part of the Registration Statement of Energy XXI (Bermuda) Limited (the “Company”) on Form S-3 (File No. 333-148713) and to incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-143886, 333-147731, 333-152740, 333-155065 and 333-159868) on Form S-3 (File Nos. 333-148411,  333-152449, 333-158304 and 333-159894) and on Form S-4 (File Nos. 333-145639-01 and 333-150823) of our report dated November 25, 2009, relating to the statements of revenues and direct operating expenses of the oil and gas properties purchased by Energy XXI, Inc., an indirect wholly owned subsidiary of the Company, from MitEnergy Upstream, LLC for each of the fiscal twelve month periods in the three-year period ended June 30, 2009 appearing in the Company’s current report on Form 8-K/A filed on December 1, 2009.

We also consent to the reference to our firm under the heading “Experts” with respect to the report referred to above in the Prospectus Supplements related to the Registration Statement on Form S-3 (File No. 333-148713) filed on December 1, 2009.

/S/ UHY LLP

Houston, Texas
November 30, 2009